As filed with the Securities and Exchange Commission on April 15, 1998.

                                                   Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  NANOGEN, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                                   33-0489621
-----------------------------------       --------------------------------------
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

       10398 PACIFIC CENTER COURT
          SAN DIEGO, CALIFORNIA                          92121
----------------------------------------           -----------------
(Address of Principal Executive Offices)              (Zip Code)


                          EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plans)


          HOWARD C. BIRNDORF                              Copy to:
Chairman of the Board, Chief Executive
  Officer and Chief Financial Officer               THOMAS E. SPARKS, JR.
             Nanogen, Inc.                      Pillsbury Madison & Sutro LLP
      10398 Pacific Center Court                        P.O. Box 7880
          San Diego, CA 92121                   San Francisco, CA 94120-7880
            (619) 546-7700                             (415) 983-1000
-------------------------------------------   ----------------------------------
    (Name, address and telephone number,
 including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                     PROPOSED MAXIMUM          PROPOSED MAXIMUM
  TITLE OF SECURITIES TO       AMOUNT TO BE         OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
      BE REGISTERED             REGISTERED               SHARE(1)                  PRICE(1)           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.001..............    300,000 shares              $11.00                  $3,300,000                $974
=========================================================================================================================

(1)      Estimated solely for the purpose of computing the registration fee.


                                -----------------

         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.    PLAN INFORMATION.*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

           The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

           (1) Registrant's prospectus dated April 13, 1998 filed pursuant to Rule 424(b) under the Securities Act of 1933 (in connection with Registrant's Registration Statement on Form S-1, File No. 333-42791 (the "Form S-1 Registration Statement")), which contains the balance sheets of the Registrant as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, together with the report thereon of Ernst & Young LLP, independent public accountants; and

           (2) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed April 7, 1998.

           In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article XI of the Registrant's Restated Certificate of Incorporation (Exhibit 3.(i)3 to the Form S-1 Registration Agreement) and Article VI of the Registrant's Bylaws (Exhibit 3.(ii)2 to the Form S-1 Registration Agreement) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law (Exhibit 10.7 to the Form S-1 Registration Statement).

           The Underwriting Agreement (Exhibit 1.1 to the Form S-1 Registration Statement) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

           See Index to Exhibits.

ITEM 9.    UNDERTAKINGS.

           (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by section
                    10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                             (iii) To include any material information with
                    respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 14, 1998.

                                   NANOGEN, INC.



                                   By            /S/ HOWARD C. BIRNDORF
                                      ------------------------------------------
                                                   Howard C. Birndorf
                                         Chairman of the Board, Chief Executive
                                           Officer and Chief Financial Officer



                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard C. Birndorf, Tina S. Nova, Ph.D. and Harry J. Leonhardt, and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

                        NAME                                             TITLE                              DATE

               /S/ HOWARD C. BIRNDORF                 Chairman of the Board, Chief                   April 14, 1998
----------------------------------------------------  Executive Officer and Chief
                 Howard C. Birndorf                   Financial Officer (Principal
                                                      Executive Officer and Principal
                                                      Financial Officer)


                /S/ DANA A. KRZYSTON                  Controller (Principal Accounting               April 14, 1998
----------------------------------------------------
                  Dana A. Krzyston                    Officer)

                                       -5-


                        NAME                                             TITLE                              DATE


               /S/ TINA S. NOVA, PH.D.                President and Chief Operating                  April 14, 1998
----------------------------------------------------
                 Tina S. Nova, Ph.D.                  Officer, Director


                 /S/ BROOK H. BYERS                   Director                                       April 14, 1998
----------------------------------------------------
                   Brook H. Byers


             /S/ ROBERT E. CURRY, PH.D.               Director                                       April 14, 1998
----------------------------------------------------
               Robert E. Curry, Ph.D.


                  /S/ CAM L. GARNER                   Director                                       April 14, 1998
----------------------------------------------------
                    Cam L. Garner


                 /S/ DAVID LUDVIGSON                  Director                                       April 9, 1998
                   David Ludvigson


                 /S/ THOMAS G. LYNCH                  Director                                       April 14, 1998
----------------------------------------------------
                   Thomas G. Lynch


             /S/ ANDREW E. SENYEI, M.D.               Director                                       April 14, 1998
----------------------------------------------------
               Andrew E. Senyei, M.D.


                                INDEX TO EXHIBITS



Exhibit
Number                              Exhibit
--------   ---------------------------------------------------------------------


  4.1*     Form of Common Stock Certificate.


  5.1      Opinion regarding legality of securities to be offered.


 10.1      Nanogen, Inc. Employee Stock Purchase Plan


 23.1      Consent of Ernst & Young LLP, Independent Auditors.


 23.2      Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).


 24.1      Power of Attorney (see page 5).


-------------------

* Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, No. 333-42791.

                                       -7-